Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       July 30, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Natural Resources Fund, Inc.
File No. 811-05206


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the fiscal year ended May 31, 2007. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,



                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 20th day of July 2007.



Jennison Natural Resources Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher					By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher				Jonathan D. Shain
       								Assistant Secretary




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